UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2009
TeleTech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11919	84-1291044

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112

(Address of Principal Executive Offices)	(Zip Code)
(303) 397-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 21, 2009, TeleTech Holdings, Inc. (the “Company”) and the other defendants named therein executed a stipulation of settlement with the lead plaintiffs to settle the class action lawsuit in the previously disclosed In re: TeleTech Litigation. The settlement is subject to various conditions including preliminary approval by the United States District Court for the Southern District of New York, notice to class members, a final hearing and final approval by the District Court. The total settlement amount to be paid under the stipulation of settlement will be covered by the Company’s insurance carriers.
     In addition, on October 26, 2009, the Company and other defendants named therein executed a stipulation of settlement with the lead plaintiffs to settle the derivative action in the previously disclosed litigation entitled Susan M. Gregory v. Kenneth D. Tuchman, et al. The settlement is subject to various conditions including approval by the Court of Chancery, State of Delaware. The Company will pay $227,000 of the total settlement amount, which amount payable by the Company has been previously accrued for, and the rest of the settlement amount will be covered by the Company’s insurance carriers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 26, 2009

TELETECH HOLDINGS, INC. (Registrant)
By:	/s/ Kenneth D. Tuchman
	Name:	Kenneth D. Tuchman
	Title:	Chief Executive Officer